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                                                                  EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bernard Chaus, Inc. on Form S-2 of our report dated September 21, 1994 included in the Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 1994, and to the use of our report dated October 6, 1995 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, New York
October 10, 1995